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                 OEM AGREEMENT WITH GREAT COMPUTER CORPORATION

This Agreement ("Agreement") is made by and between Amiable Technologies, Inc., a corporation organized under the laws of the Commonwealth of Pennsylvania, with offices at International Plaza Two, Suite 625, Philadelphia, Pennsylvania 19113 USA (hereinafter referred to as "ATI") and Great Computer Corporation, a Taiwan corporation, having a place of business at 4F, No. 236, Fu-Te 2nd Rd., Hsi
Chih, Taipei Hsien, Taiwan, R.O.C. (hereinafter referred to as "GCC").

                                   Recitals:

WHEREAS, ATI designs and manufactures signmaking graphics software and composes related documentation for PC computers; and

WHEREAS, GCC desires to obtain a license of certain of ATI's rights possessed with respect to its signmaking graphics software and related documentation used with the Windows platform, as designated herein, and ATI desires to grant such license to GCC, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound hereby, the parties hereto agree as follows:


1.    DEFINITIONS

      When used in this Agreement, the following words and phrases shall have the meaning set forth below unless the context otherwise requires.

      1.1 "EFFECTIVE DATE" means the date this Agreement is formed, which shall occur upon execution thereof by December 1, 1999 and acceptance thereof by an authorized representative of ATI.

      1.2 "INTELLECTUAL PROPERTY RIGHTS" means all of ATI's rights, title and interest in the Licensed Software and Licensed Documentation, including, but not limited to, such rights, title and interests provided under any and all patent, copyright, or any other comparable laws of any country, governmental body, or jurisdiction.

      1.3 "LICENSED DOCUMENTATION" means all documentation, other than the Licensed Software, that is related to such Software and documentation which purpose is to demonstrate such documentation, including, but not limited to, manuals and tutorials.

      1.4 "LICENSED SOFTWARE or 'SOFTWARE'" means the software programs identified on Appendix A, annexed hereto and made a part hereof, in object code form, supporting the Windows platform, all Program Updates, Program Improvements, revisions thereto, and demonstrations thereof, supplied by ATI during the term of this Agreement. Each copy of a software program is solely accessible through the use of a hardware security key that is specifically programmed to work with that specific copy of the software program by unlocking passwords. Each hardware security key is assigned a serial number. The parties may, from time to time, add other software programs to Appendix A by written agreement, and the provisions of this Agreement shall then also apply to such other software programs.


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      1.5   "PROGRAM IMPROVEMENTS" means new versions of any Licensed Software on the Windows platforms only, introduced in ATI's sole judgment, which contains substantial new functionalities or other changes and additions.

      1.6 "PROGRAM UPDATES" means any software program modifications with respect to Licensed Software implemented in ATI's sole judgment for purposes of improving a software program or introducing minor new functionalities.

      1.7 "SIGNPAL" means, collectively the Licensed Software and Licensed Documentation.

      1.8 "GCC AUTHORIZED DEALER" means a company through which GCC is reselling the SIGNPAL for resale to the ultimate end user. To be considered as GCC AUTHORIZED DEALER, GCC must provide the following information to ATI: name, address, telephone information of every GCC AUTHORIZED DEALER.

      1.9   "TERRITORY" means the entire world.

      1.10 "TRADEMARK" refers to the registered Trademarks of ATI. "TRADEMARK" also refers to SIGNPAL, which may be a registered Trademark of GCC in the Territory.

2.    LICENSE OF RIGHTS

      2.1 License. Subject to the terms and conditions of this Agreement, ATI will provide to GCC a master copy of the Licensed Software and Licensed Documentation. ATI hereby grants to GCC, and GCC accepts, a personal, non-exclusive license to use the Licensed Software and Licensed Documentation. The license granted herein to GCC shall permit GCC, at its sole expense:

            (a) to copy any software program composing Software onto CD-ROM and Licensed Documentation related to such software program, provided that GCC has purchased from ATI the hardware security key to be used with such copy; and

            (b) to package and sublicense solely in Territory each copy of the Licensed Software or which a hardware security key has been purchased and its related License Documentation under its own trademark subject to a license agreement acceptable to ATI.

            Nothing in this Agreement is intended or shall be construed to convey title in the Licensed Software or Licensed Documentation to GCC or others, or to convey any right or interest whatsoever in the Licensed Software or Licensed Documentation, other than the license hereby created, and ATI expressly reserves title and all rights appurtenant thereto in and to the Licensed Software and Licensed Documentation.

      2.2 Acknowledgment of ATI Rights. GCC hereby acknowledges that all Licensed Software, excepting GCC Software forming part of Licensed Software, delivered in any form hereunder, including, but not limited to, disks, CD-ROMs, security key programming and the like, and Licensed Documentation are proprietary products of ATI, protected by copyright and other applicable laws, and otherwise constitute trade secrets and proprietary information


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            of ATI. GCC agrees not to use Licensed Software and Licensed
            Documentation, except in accordance with and subject to the terms and conditions of this Agreement.

3.    PROTECTION OF ATI RIGHTS IN LICENSED SOFTWARE AND DOCUMENTATION.

      3.1 Prohibited Acts. Except as provided herein, or with the written consent of ATI, GCC agrees not to, and will not permit others to do so:

            (a) copy, reproduce, alter, reverse engineer, translate, disassemble, or decompile the Licensed Software (including fonts, sign graphics, and clip art) in whole or in part,; or

            (b)   copy, reproduce, alter or translate the Licensed
                  Documentation.

      3.2 Indemnification. GCC agrees, at its sole expense, to indemnify, defend and hold ATI, its agents and employees, harmless, for and forthwith reimburse ATI, its agents and employees, from any and all claims, losses, damages, expenses, including attorney's fees, or any other liability, sustained by any of them, that may result in whole or in part, from the use of any SignPal or any associated materials. The foregoing shall not be construed so as to limit ATI's obligations that may arise under Section 6.5. GCC agrees to protect ATI against any and all infringement of its Intellectual Property Rights by properly policing those persons or entities who possess any SignPal.

      3.3 Trademark Usage. ATI hereby authorizes GCC to use the Trademarks in the Territory on or in relation to the SignPal for the sole purposes of exercising its rights and performing its obligations under this Agreement.

      3.4   GCC Assurances. GCC agrees and will take steps to assure that:

            (a) the ATI notice of copyright symbol (i.e.(C)Amiable Technologies 1999. All Rights reserved) appears in the following areas of each and every SignPal: on the start-up screen, on the inside cover of the manual, and on the exterior of the disk label; and

            (b) each reference to and use of any of the Trademarks by GCC is in a manner from time to time approved by ATI and accompanied by an acknowledgment, in a form approved by ATI, that the same is a Trademark (or registered Trademark) of ATI as the case may be;

            (c) a notice is affixed to or accompanies the SignPal stating that the use of the software incorporated therein is licensed for use by the purchaser thereof only, but only to the extent that such use is reasonably necessary for the proper use of the SignPal for the purposes for which they were designed and providing that such Software shall not be copied or altered.

      3.5 Protection of Intellectual Property Rights. GCC shall, at the expense of ATI, take all such steps as ATI may reasonably require to assist ATI in maintaining the validity and enforceability of ATI's Intellectual Property Rights during and subsequent to the termination of this Agreement.


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      3.6   Infringement Notice. GCC agrees to promptly and fully notify ATI of any actual, threatened or suspected infringement in the Territory of any Intellectual Property Rights of ATI which comes to GCC's attention, and of any third party's claim which comes to GCC's attention that the importation of the SignPal into the Territory, or their sale, infringes any rights of any other person. GCC further agrees, at the request and expense of ATI, to do all things as may be reasonably required to assist ATI in taking or resisting any proceedings in relation to any such infringement during or subsequent to the termination of this Agreement.

4.    SALE OF SignPal

      4.1 Sale and Purchase. Appendix A sets forth the SignPal subject to this Agreement on the date hereof and the prices therefor. During the term of this Agreement, ATI agrees to sell to GCC, and GCC agrees to buy from ATI, SignPal. The purchase of SignPal permits GCC to use the master copy of the Licensed Software and Licensed Documentation to make the purchased SignPal and requires ATI to provide GCC a hardware security key for such SignPal. All transactions shall be initiated by the submission of a purchase order by GCC to ATI. Any term of a purchase order inconsistent with the terms and provisions of this Agreement shall be null and void.

            Non-Recurring Engineering (NRE) fees. GCC agrees to pay an NRE fee of $l00,000 upon signing of this Agreement. This NRE fee will be used as a credit against GCC's initial order of the SignPal Apprentice product.

            There will be additional NRE fees of $5,000 per non-English language for localization, Engineering and Quality Assurance testing. This $5,000 includes both the SignPal Expert products and the SignPal Master products.

            GCC agrees to buy 6,000 units of SignPal for stock of one (1) year from the signing of this contract, based on the schedule in Appendix
            A. If GCC does not purchase 6,000 units within 1 year from signing of this contract, GCC will purchase enough units to fulfill this commitment, or each unit of SignPal will be charged retroactively, according to the price schedule in Appendix A.

      4.2 Purchase Price. The purchase price for the SignPal, as of the date of this Agreement, is set forth on Appendix A, annexed hereto, and incorporated by reference herein. GCC will purchase all SignPal according to the purchase price shown in Appendix A. ATI may adjust the purchase price of any SignPal at any time upon sixty (60) days' prior written notice to GCC.

      4.3 Purchase Price Not Exclusive. All prices for SiguPal are exclusive of any applicable value added, sales, use, privilege, excise, and similar taxes, customs and duties, or any other taxes or assessments imposed on such sales or shipment. GCC shall additionally be liable and shall pay any such amounts. In the event that ATI is required to pay any such amounts, GCC will reimburse ATI within thirty (30) days after invoice therefor. In addition, GCC agrees, at its sole expense, to indemnify, defend and hold ATI, its agents and employees, harmless, for and forthwith reimburse ATI, its agents and employees, from and against any and all liability for taxes, assessments or any other governmental imposition of any nature whatsoever which may be levied upon or imposed in relation to SignPal after delivery to GCC or GCC's


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

            customers, including, but not limited to, any and all taxes, assessments or other charges imposed by any governmental authority in the Territory occasioned by GCC's sales of the SignPal in the Territory.

      4.4 Terms of Payment. GCC's initial purchase order shall be prepaid by wire transfer. For subsequent purchase orders, GCC may complete a Credit Application and may receive Net 30 terms subject to ATI Accounting approval.

      4.5 Record of Sales. GCC agrees to maintain a complete, clear and accurate record, at all times, of the number of packages of SignPal distributed, to whom they were distributed, the countries in which they were distributed, and the payments received therefor. GCC shall permit an independent certified public accountant to inspect, at ATI's appointment and expense, records pertaining to GCC and any other materials provided to GCC by ATI. This is to ensure compliance by GCC of its obligations to ATI. Any such inspection and audit shall be conducted during regular business hours and in such a manner as not to interfere with normal business activities at GCC. In the event the records concerning the number of SignPal purchased from ATI, and the number distributed to end-users is inconsistent, GCC will be responsible for payment of the inconsistency in an amount double to the said discrepancy upon demand of ATI. In the event that a discrepancy is discovered, GCC agrees to reimburse ATI, upon demand, for all costs and expenses incurred by ATI for the inspection which uncovered the discrepancy.

      4.6   Shipment and Packaging

            (a) GCC shall select the mode of shipment of the Software OEM Products. The cost of shipment shall be borne by GCC.

            (b) The SignPal shall be delivered f.o.b. ATI's shipping point, and thereafter, GCC shall assume all risk of loss therefor.

5.    TERM OF THE AGREEMENT

      5.1 Term. The term of this Agreement shall commence as of the Effective Date and unless sooner terminated by either party as provided herein, shall continue for a period of one (1) year from the Effective Date, and thereafter, for successive terms of one (1) year each, unless either party, at least sixty (60) days prior to the end of the initial or any successor term, gives notice to the other party of its intention to terminate this Agreement at the conclusion of the term then in progress. Notwithstanding the termination of this Agreement and provided that the termination is not the result of GCC's breach of this Agreement or by reason of those events set forth in "5.3" hereof, ATI agrees to sell SignPal to GCC for the two
            (2) month period following the termination of this Agreement at ATI's price at the time of sale and upon such other terms and conditions as ATI may require.

      5.2 Prior Termination. This Agreement may be terminated at any time (i) by either party without cause upon sixty (60) days prior written notice; or (ii) upon sixty (60) days prior written notice by either party if either party files a voluntary petition in bankruptcy or under any similar insolvency law, makes an assignment for the benefit of its creditors, becomes insolvent, or if any involuntary petition in bankruptcy or under any similar insolvency laws is


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            filed against it, or if a receiver is appointed for, or a levy or attachment is made against substantially all of its assets, and such involuntary petition is not dismissed or such receiver or levy or attachment is not discharged within sixty (60) days after the filing or appointment thereof.

      5.3 Termination upon Breach. This Agreement may also be terminated by ATI if GCC fails to pay the amount of any purchase order when payment is due under this Agreement. This Agreement may also be terminated by GCC if ATI or by ATI if GCC fails to comply with any other undertaking, covenant, term, or provision of this Agreement. ATI's and GCC's right to terminate this Agreement under the preceding clauses of this paragraph may not be exercised unless the party seeking to terminate shall have given the other party notice of the failure and the other party shall have refused or failed to correct or cure its default within thirty (30) days following notice from the party seeking to terminate.

      5.4   Effect of Termination. The termination of this agreement shall not
            (i) affect any of GCC obligations hereunder with respect to indemnification and the protection of ATI's Intellectual Property Rights in SignPal, or (ii) affect the use of SignPal by any party who has acquired the right to use any SignPal, provided that such use is at all times subject to and in accordance with the terms and conditions of this Agreement. Furthermore, upon the termination of this Agreement, ATI shall have no further obligations under this Agreement excepting those that may be required under Section 5.1 hereof.

6.    AGREEMENTS OF ATI

      6.1 Technical Support. ATI agrees to provide technical support to designated employees of GCC. GCC is solely responsible, at its cost, for providing technical support to its customers and end-users who acquire copies of SignPal.

      6.2 Obligation to Update SignPal. During the term of this Agreement, ATI agrees to provide Program Updates and Program Improvements, provided that ATI may elect, upon sixty (60) days written notice to GCC, to discontinue the design and manufacture of Program Updates and Program Improvements for SignPal, in the event that:

            (a) GCC shall become insolvent or fail to pay its obligations as they arise or upon any proceeding being commenced by or against GCC under any laws providing relief to GCC as a debtor.

            (b) GCC introduces any software similar to the SignPal which makes the continued design and manufacture of Program Updates and Program Improvements unproductive in ATI's sole business judgment.

      6.3 "Bug" Fixes. ATI agrees to use its reasonable efforts to remedy any bugs in the Licensed Software in a timely fashion.

      6.4 Language Translation. Without the prior written consent of ATI, GCC shall not translate the Licensed Software and Licensed Documentation from English into any other language.


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      6.5   Rights of Any Third Party. ATI warrants that the use of the Licensed
            Software, by itself, shall not infringe any patent or copyright covering such product. Not withstanding 8.1(b) and 8.2 to the contrary. Licensor agrees, at its own expense, to: (i) defend GCC against or, at its option settle, any claim, suit or proceeding brought against GCC on the issue of United States patent or copyright infringement with respect to the licensed Software; and
            (ii) pay GCC any costs, damages and reasonable attorney's fees it is found liable for as the result of any lawsuit based on such a claim; provided that ATI (i) is notified immediately after GCC receives notice of such claim; (ii) is solely in charge of the defense of any and settlement negotiations with respect to such claim; and (iii) has the right, upon either the occurrence of or the likelihood (in the opinion of ATI) of the occurrence of a finding of infringement to (a) procure for GCC the right to continue using the Licensed Software; or (b) replace the Licensed Software with other equivalent, noninfringing software. ATI assumes no responsibility for any product not supplied by it, or for any product supplied by it which has been changed, modified, adapted or refitted without the express authorization in writing from ATI.

      6.6 Non-Disclosure. ATI agrees to prevent disclosure of Licensed Software's pre-release products, versions, updates, upgrades and features. Without GCC's prior written consent, ATI further agrees not to reveal GCC's marketing strategies, pricing schedules, or other trade secrets, which are not publicly known through no wrongful act of ATI.

7.    AGREEMENTS OF GCC

      7.1 Marketing Efforts. GCC agrees to use its reasonable, commercial efforts to market, sell and distribute the SignPal, and further agrees that the marketing and advertising efforts will be of high quality, and will preserve the professional image and reputation of ATI. GCC agrees to exhibit the SignPal prominently at any relevant trade show in which it participates.

      7.2 Published/Printed Materials. GCC agrees to refrain from placing any reference to (i) Amiable Technologies as developer of the SignPal; or (ii) SignPal are based on Flexi products in any printed materials other than those set forth in 3.4 (a) and (b) hereof. All GCC Published/Printed materials may not reference any signmaking software other than the SignPal, set forth in Appendix A.

      7.3 Non-Disclosure. GCC agrees to prevent disclosure of pre-release products, versions, updates, upgrades and features that it may be privileged to receive from ATI before the general public. Without ATI's prior written consent, GCC further agrees not to reveal ATI's marketing strategies, pricing schedules, or other trade secrets, which are not publicly known through no wrongful act of GCC.

      7.5 Non-Exclusive License. ATI hereby reserves all of its rights, title and interests to software and documentation which it owns or may own in the future which is similar to Licensed Software and Licensed Documentation, including but not limited to, the right to sell such software using the trademark SignPal (outside of Territory) or any other trademark.

      7.6 Reports. GCC agrees to provide ATI with technical reports of problems or bugs discovered, if any, in the Licensed Software, and suggestions and feedback from customers, no less frequently than once every three months.


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      7.7   Responsibility for SignPal. GCC shall have the exclusive control over the use and disposition of SignPal purchased under this Agreement. GCC agrees to be responsible for the proper use, production, supervision, and ultimate disposition of SignPal in accordance with GCC's own rules and regulations which shall not be in derogation of the terms and provisions of this Agreement.

      7.8 Indemnity. GCC agrees, at is sole expense, to indemnify, defend, and hold ATI, its agents and employees, harmless, for and forthwith reimburse ATI, its agents and employees, for any loss, cost, damage or expense (including attorney's fees and other costs of litigation) arising from the breach by GCC of any of its obligations under or the terms and provisions of this Agreement.

      7.9 Modification of SignPal. GCC shall not modify the Licensed Software, except upon the written consent of ATI. In the event that ATI provides written consent to GCC, any modification shall merge and become a part of the Licensed Software subject to the terms and conditions of this Agreement.

      7.10 Return of Master Copies of Licensed Software and Licensed Documentation. Upon the termination of this Agreement, GCC agrees to immediately return to ATI all master copies of Licensed Software and Licensed Documentation and all demonstration copies provided to GCC with respect to SignPal.

      7.11 SignPal Production. GCC is responsible for production of Licensed Documentation and Licensed Software that will be provided to GCC resellers and GCC end users.

      7.12 Bundling. GCC commits that if SignPal is bundled or included as part of a plotter system within a particular country, all printers in that country will be 100% bundled with SignPal.

8.    MISCELLANEOUS PROVISIONS

      8.1   Limitation of Liability.

            (a) ATI shall not be liable for delays in delivery or failure to manufacture or deliver any SignPal or otherwise to perform any obligation due to GCC under this Agreement due to any cause beyond ATI's reasonable control, including but not limited to, acts of God, acts of civil or military authority, labor disputes, fire, riots, civil commotion, sabotage, war, embargo, blockage, floods, earthquakes, epidemics, power surges, or when due to Governmental restrictions or failure of a supplier to deliver said products.

            (b) Any provision of this Agreement to GCC, any end-user of a SignPal or other third party, whether based to the contrary notwithstanding, in no event shall ATI's liability under or arising out of this Agreement, whether based upon breach of contract, warranty, negligence, gross negligence, strict liability, negligent misrepresentation or any other legal or equitable ground of action, include any special, indirect, incidental, consequential, exemplary or punitive damages of any kind whatsoever, or include claims for loss of use, loss of business, loss of data, or loss of profits, all of the foregoing of which are acknowledged by the parties as specifically excluded from ATI's liability, even


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                  if ATI shall have been advised of the possibility of such
                  potential loss or damage. The liability of ATI arising hereunder or out of the supplying of any SignPal or license of Software or their use, whether based upon warranty, contract, negligence, strict liability, negligent misrepresentation or otherwise, shall not in any case exceed the original cost to GCC of such product.

      8.2 Negation of Warranty. THE SIGNPAL SOFTWARE IS PROVIDED ON AN "AS IS" BASIS, AND THERE ARE NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. GCC SHALL BE SOLELY RESPONSIBLE FOR THE SELECTION, USE, EFFICIENCY AND SUITABILITY OF THE SIGNPAL, AND ATI SHALL HAVE NO LIABILITY THEREFOR.

      8.3 Entire Agreement. This is the entire and exclusive Agreement of the parties with respect to the subject matter thereof. This Agreement supersedes all prior proposals, oral or written, and all negotiations, conversations or discussions heretofore had between the parties related to this Agreement. GCC acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein, including statements or representations contained in general sales literature or made by sales personnel. The terms and conditions of this Agreement shall prevail, notwithstanding any variance with the terms and conditions of any order or other instrument submitted by GCC. This Agreement shall not be modified except by a subsequently dated written amendment or appendix signed on behalf of ATI and GCC by respective duly authorized representative.

      8.4 Notices. Any notices, demands or requests required or permitted to be made pursuant to, under or by virtue of this Agreement must be in writing and mailed, postage prepaid and by certified or registered mail, return receipt requested, or delivered by Federal Express or other reputable independent overnight delivery service providing written evidence of delivery, or by hand delivery by reputable independent courier providing written evidence of delivery, addressed as follows:

            To ATI:
            Amiable Technologies, Inc.
            International Plaza Two, Suite 625
            Philadelphia, PA 19113
            USA

            To GCC:
            Great Computer Corporation
            4F, No. 236
            Fu-Te 2nd Rd.
            Hsi Chih, Taipei Hsien
            Taiwan, R.O.C

            Such notices, demands or requests shall be deemed to have been given and delivered on the earlier of the date of actual receipt thereof, or (i) delivered by Federal Express or other reputable overnight delivery service, on the business day next succeeding the date on which the same was delivered by the sender to such courier, or (ii) if by United States certified or registered mail, three (3) business days after the date of mailing, or on the date of actual


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            receipt, whichever is earlier. Either party may change the address to which such notices, demands or requests shall be mailed hereunder by written notice of such new address mailed to the other party hereto in accordance with the provisions of this paragraph. Notice given by legal counsel on behalf of any party shall be deemed to be given by such party.

      8.5 Headings. The subject headings of the paragraphs of this Agreement are included for convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

      8.6 Governing Law. The parties hereto agree that the rights and obligations under this Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The validity, interpretation, or performance of this Agreement and the transactions contemplated by this Agreement, shall be governed by the laws of the Commonwealth of Pennsylvania, USA, excluding the application of its conflicts of laws rules. Any dispute arising hereunder shall be referred to the courts of Pennsylvania.

      8.7 Assignment. GCC shall not assign or otherwise transfer its rights and obligations under this Agreement, whether by operation of law or otherwise, without the written consent of ATI. For purposes of this Agreement, the merger, consolidation, reorganization or sale, transfer or conveyance of substantially all of GCC's assets to a third party shall be considered a prohibited transfer hereunder.

      8.8 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      8.9 Consent to Breach Not Waiver. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

      8.10 Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original instrument, and all such counterparts, together shall constitute but one instrument.

      8.11 Construction. Each and every provision of this Agreement has been mutually negotiated, prepared and drafted and, in connection with the construction of any provision hereof, no consideration shall be given to the issue of which party actually prepared, drafted, requested, or negotiated any provision of this Agreement or its deletion. All capitalized terms used herein and not otherwise defined herein shall have ascribed to them the meaning contained in this Agreement. For purposes of this Agreement, the neuter shall include the masculine and the feminine, the singular shall include the feminine, the feminine shall include the masculine, the singular shall include the plural, and the plural shall include the singular, as the context may require.


ATI OEM Agreement for SignPal           10              02/25/00  /s/ EL  /s/ JL

      8.12 Relationship of Parties. Each party acknowledges and agrees that it is not the partner, joint venture, agent, legal representative, or employee of the other. Neither party is granted the right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other or to bind the other in any manner to anything whatsoever.

      8.13 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective representatives, agents, permitted successors and permitted assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below:

       Amiable Technologies, Inc.         Great Computer Corporation

               Efi Lebel                           JIM LAI
                                           ------------------------
                                               (Printed Name)

               President                          PRESIDENT
                                           ------------------------
                                                   (Title)

            /s/ Efi Lebel                       /s/ Jim Lai
       -------------------------           ------------------------
              (Signature)                        (Signature)

             10 - 3 - 2000                      Mar. 10, 2000
       -------------------------           ------------------------
             (Date Signed)                      (Date Signed)


ATI OEM Agreement for SignPal           11              02/25/00

                                   Appendix A

               MANUFACTURER'S SUGGESTED RETAIL PRICE (MSRP IN US$)

--------------------------------------------------------------------------------
SignPal Apprentice         SignPal Expert             SignPal Master
--------------------------------------------------------------------------------
[Information redacted]##   [Information redacted]##  [Information redacted]##
--------------------------------------------------------------------------------

                        (1)GCC COST SCHEDULE (US$ PER UNIT)

--------------------------------------------------------------------------------
Units  SignPal Apprentice       SignPal Expert            SignPal Master
--------------------------------------------------------------------------------
1000  [Information redacted]## [Information redacted]## [Information redacted]##
--------------------------------------------------------------------------------
2000  [Information redacted]## [Information redacted]## [Information redacted]##
--------------------------------------------------------------------------------
4000  [Information redacted]## [Information redacted]## [Information redacted]##
--------------------------------------------------------------------------------
5000  [Information redacted]## [Information redacted]## [Information redacted]##
--------------------------------------------------------------------------------
6000  [Information redacted]## [Information redacted]## [Information redacted]##
--------------------------------------------------------------------------------

                             UPGRADES (MSRP IN US$)

                             ---------------------------------------------------
                              To SignPal Expert         To SignPal Master
--------------------------------------------------------------------------------
    From SignPal Apprentice   [Information redacted]##  [Information redacted]##
--------------------------------------------------------------------------------
    From SignPal Expert       [Information redacted]##  [Information redacted]##
--------------------------------------------------------------------------------

                  (2)RESELLER UPGRADE PRICE (MSRP IN US$)

                             ---------------------------------------------------
                                  To SignPal Expert     To SignPal Master
                             ---------------------------------------------------
    From SignPal Apprentice  [Information redacted]##  [Information redacted]##
--------------------------------------------------------------------------------
    From SignPal Expert      [Information redacted]##  [Information redacted]##
--------------------------------------------------------------------------------

                         GCC COST SCHEDULE (IN US$)

                             ---------------------------------------------------
                                  To SignPal Expert     To SignPal Master
                             ---------------------------------------------------
   From SignPal Apprentice   [Information redacted]##  [Information redacted]##
--------------------------------------------------------------------------------
   From SignPal Expert       [Information redacted]##  [Information redacted]##
--------------------------------------------------------------------------------

A. GCC keeps the right to increase the Upgrades prices to the end user to the level GCC believe it should be.
B. In regards to article 4.1 of the agreement, GCC purchases of upgrades will be considered as part of the yearly quota.

----------
(1) ATI will offer Simplified Chinese SignPal Master for [information redacted]##, in lieu of Apprentice, considering yearly purchase of [information redacted]## units of SignPal, This is based on Simplified Chinese SignPal Master being bundled with every plotter sold into regions using Simplified Chinese software.

(2) Price that GCC sells to its resellers

-------------------
## The information contained in this portion of the agreement has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

ATI OEM Agreement for SignPal            1            2000/3/10   /s/ EL  /s/ JL